Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-263875, 333-204431, 333-196940, 333-196937, 333-131051, 333-145454, 333-09911, 333-168606, 333-168607) on Form S-8 of our report dated December 12, 2024, with respect to the consolidated financial statements of Amtech Systems, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Phoenix, Arizona December 12, 2024